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                                                                    Exhibit 99.1

MOBILE PET SETTLES LAWSUITS
"York Continues Funding of Mobile PET"

San Diego, CA, (Business Wire), June 04, 2001. Mobile PET Systems, Inc. ("Mobile PET"), (OTCBB:MBPT), a national service provider of "positron emission tomography" (PET), a molecular imaging procedure announced today that it has settled two lawsuits. One lawsuit, which was filed by Mobile PET against Southridge Capital Management, York, LLC, and others, including allegations that York, through its advisor, Southridge Capital, had engaged in stock manipulation that artificially depressed Mobile PET's stock price. Another lawsuit, which York filed against Mobile PET, contained various claims including, among others, breach of contract and conversion, based on alleged defaults by Mobile PET, including its failure to deliver shares pursuant to its contracts with York.

Through discovery by legal and business representatives from both companies, Mobile PET determined, that a number of intermediaries and third parties had misrepresented certain parameters of the transaction and agreements. Those intermediaries and parties are being dealt with separately. With this settlement, Mobile PET has dropped all claims against York, Southridge Capital, Steven Hicks, and certain related parties.

Mobile PET has withdrawn its allegations that York violated its contractual obligations to Mobile PET and that York or Southridge Capital (or its principals acting on York's behalf) manipulated Mobile PET's stock. According to Paul Crowe, President and CEO of Mobile PET, "We have concluded that York has not breached its contracts with Mobile PET, nor, in our opinion, have York, Southridge Capital or Southridge Capital's principals violated any securities laws in their dealings with Mobile PET. We, therefore, have determined to withdraw all allegations of wrongdoing on the part of York, Southridge Capital and the principals of Southridge Capital."

Spokespersons for both sides indicate their mutual satisfaction that the financial relationship between Mobile PET and York can now continue. Mobile PET is confident that the settlement reached will aid Mobile PET's management in the implementation of its current business plan and, ultimately, enhance Mobile PET's shareholder value.

About PET

Positron Emission Tomography is an early detection diagnostic imaging procedure for cancer, heart disease and neurological disorders. The PET procedure typically will alter the patient treatment in over 40% of the cases providing patients and their physicians with better treatment options and improved outcomes by detecting anomalies at the very earliest stages.

About Mobile PET Systems, Inc.

Mobile P.E.T. Systems, Inc., San Diego, CA provides shared PET services to hospitals and other health care providers on a contractual basis. The company's "total business solution" approach includes state-of-art PET technology, trained PET technologists, site planning, education, billing and reimbursement consultation for interim and long-term services. For further information, contact their website @ www.mobilepet.com.

Investor Relations: Leonard MacMillan, Mobile PET Systems, Inc. (619) 226-6738, macmillan@mobilepet.com
Clinical Education and Marketing: Jill Janik, CNMT,janik@mobilepet.com

Note: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this news release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors. These factors include, without limitation, the Company's lack of profitability, the Company's need for financing, the demand for the Company's services, the impact of federal and state regulations relating to the Company's services and competitive factors. For a detailed discussion of some of the ongoing risks and uncertainties of the Company's business, see the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.